SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[Attached is the text of an advertisement that appears in the 3/11/02 edition of the San Francisco Chronicle]

Attention: All Hewlett-Packard Stockholders

DO NOT TRADE HP’S CROWN JEWEL
IMAGING & PRINTING BUSINESS FOR COMPAQ’S
LOW-MARGIN COMMODITY COMPUTING BUSINESS

HP STOCKHOLDERS COULD REALIZE $14 to $17 MORE PER SHARE WITHOUT
COMPAQ1 — WHICH COMPANY WOULD YOU RATHER OWN?

We urge you not to trade HP’s crown jewel — Imaging & Printing — for Compaq’s low-margin, commodity computing businesses. Based on 2001 revenues, we estimate that the percentage of HP’s revenues derived from the profitable Imaging & Printing business would fall from 43% before the proposed merger to 25% if the proposed merger is consummated, while the percentage of revenues derived from commodity computing would increase from 24% to 40%.

WHEN HP EMPLOYEES LOSE CONFIDENCE IN THEIR LEADER’S STRATEGY
THERE IS NO CHANCE FOR SUCCESS

WE URGE YOU TO VOTE “AGAINST” THE COMPAQ MERGER BY CHECKING THE “AGAINST” BOX ON YOUR GREEN PROXY. SIMPLY SIGN, DATE AND MAIL BACK YOUR GREEN CARD PROMPTLY. PLEASE DO NOT RETURN ANY WHITE PROXY CARDS. A $25 BILLION MISTAKE IS NOT THE HP WAY.

1 Based on assumptions outlined in a report titled “HP Has Higher Value, Lower Risk Strategic Alternatives to the Proposed Merger” filed with the SEC on 2/19/02. 2 HP’s revenue mix for 2001. “Commodity Computing” includes PCs/Access and Industry-Standard servers. “Enterprise” percentage omits its Industry-Standard servers, which equaled 4% of revenues in 2001. 3 Based on actual results for CY 2001 for Compaq, actual results for FY 2001 for HP, segment projections for HP from Bernstein research dated 12/18/01 and segment projections for Compaq from Banc of America research dated 1/17/02. “Enterprise” percentage omits Industry-Standard servers, which equaled 10% of revenues in 2001. 4 The employee surveys were paid for by David W. Packard, acting as an individual. Mr. Packard is not a participant in the solicitation of proxies from Hewlett-Packard stockholders being conducted by Walter B. Hewlett, Edwin E. van Bronkhorst and The William R. Hewlett Revocable Trust. Surveys Conducted by Field Research Corporation. Corvalis surveys results based on a random sample of 445 current and 226 former HP employees in Benton County or Linn County, Oregon; Boise survey results based on a random sample of 235 current and 237 former HP employees living in Ada County, Idaho; and Fort Collins Survey results based on a random sample of 260 current and 574 former HP employees living in Larimer County, Colorado. 5 Answers were recorded verbatim during the interview and later coded into general categories of response.

Forward-Looking Statements. The views expressed in this advertisement contain judgments, which are subjective in nature and in certain cases forward-looking in nature. This Advertisement also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this advertisement does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.